Exhibit 99.2
Regulation BTR Notice to Executive Officers and Directors

TO:	Executive Officers and Directors of Stewart Enterprises, Inc.

FROM:	Thomas M. Kitchen

DATE:	October 24, 2005

SUBJECT:	Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)
Today Stewart Enterprises, Inc. (the “Company”) announced the delay in filing a complete Form 10-Q for the quarter ended July 31, 2005 (the “Form 10-Q”). As a result, the Company’s Registration Statements on Form S-8 that register shares of the Company’s Class A Common Stock for sale pursuant to employee benefit plans will not be available for use until an amendment to the Form 10-Q is filed with the Securities and Exchange Commission (the “Commission”) that completes the Form 10-Q.
Consequently, the Company must suspend purchases of its shares through these registration statements by participants in its 401(k) plans, employee stock purchase plan and stock option plans (collectively, the “Plans”). This blackout prevents participants from making additional investments in the Company’s Class A Common Stock through the 401(k) plans and the employee stock purchase plan or from exercising stock options. The ability of participants to transfer amounts into the Company stock fund in the 401(k) plans will also be suspended. Payroll deductions will continue for participants in the employee stock purchase plan, but no stock will be purchased for participants unless we are current in our SEC filings at the time of the next scheduled purchase date.
The blackout period for the Plans will begin Tuesday, October 25, 2005, and is currently anticipated to end at 5:00 pm Central Standard Time on the day on which the complete Form 10-Q is filed with the Commission. During this period, for information as to whether the blackout period has ended, please contact Brenda Gibbs at bkgibbs@stei.com or by telephone at 504-729-1442.
Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities (“Service Securities”) acquired by them in connection with their service and/or employment with the Company. As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. To determine whether an exception applies to a transaction by you in Service Securities, please contact Brenda Gibbs at 504-729-1442.
In accordance with the unforeseeable circumstances exception under Section 306(a) of Sarbanes-Oxley, the Company determined that it was unable to give you advance notice of the blackout period. Attached is the written determination of unforeseeability required by Sarbanes-Oxley.
Please note that while only your Service Securities will be affected by this blackout period, your ability to acquire, dispose of, or transfer any Company equity securities that do not qualify as Service Securities, is subject to the Company’s insider trading policy. Under such policy, you will generally be prohibited from trading in any Company equity securities prior to the date the complete Form 10-Q is filed with the Commission. Therefore, prior to effecting any acquisition, disposition or transfer of any Company equity securities during the blackout period, you should confirm with Thomas M. Kitchen at 504-729-1400 that such transaction is permissible.
If you have any questions concerning this notice, you should contact Thomas M. Kitchen at 504-729-1400.

WRITTEN DETERMINATION OF
INABILITY TO PROVIDE ADVANCE NOTICE
OF
BLACKOUT PERIOD
     In connection with Stewart Enterprises, Inc.’s (the “Company’s”) internal control assessment under Section 404 of Sarbanes-Oxley, the Company undertook a project (the “deferred revenue project”) earlier this year to verify the balances in deferred preneed cemetery revenue and deferred preneed funeral revenue by physically reviewing certain of the preneed cemetery and funeral service and merchandise contracts.
     On October 17, 2005, the Company learned that based on the status of its deferred revenue project, it would not be able to timely file its Form 10-Q for the quarter ended July 31, 2005.
     The delinquency of a portion of the Form 10-Q will trigger the imposition of the blackout period. Because of this unforeseeable circumstance, the Company was unable to provide the advance notice of the blackout period otherwise required by Regulation BTR.

STEWART ENTERPRISES, INC.

Date: October 24, 2005	By: /s/ Thomas M. Kitchen

Thomas M. Kitchen